EXHIBIT 10(n)
FIRST AMENDMENT TO THE MAGELLAN PETROLEUM
CORPORATION 1998 STOCK OPTION PLAN
          This First Amendment to the Magellan Petroleum Corporation 1998 Stock Option Plan (the “Plan”) is adopted this 24th day of October 2007, by Magellan Petroleum Corporation (the “Company”).
W I T N E S S E T H :
          WHEREAS, the Board of Directors of the Company approved the Plan on December 3, 1997 and the Company’s shareholders approved the Plan, effective December 2, 1998;
          WHEREAS, the Company reserved the right to the Board of Directors to amend the Plan in Section 14 thereof “in order to conform to any change in the law or regulation applicable” to the Company;
          WHEREAS, the American Jobs Creation Act of 2004 added a new Section 409A to the Internal Revenue Code of 1986, as amended;
          WHEREAS, the Company wishes to amend the Plan to eliminate the Plan’s provisions on “repricing” and “reload” of option and SAR awards in order to conform the provisions of the Plan to the requirements of Section 409A and the IRS final regulations adopted thereunder; and
          WHEREAS, the Company’s common stock has been voluntarily delisted from the Pacific Exchange and the Company wishes and to delete all references to the “Pacific Exchange” from the Plan.
          NOW, THEREFORE, BE IT RESOLVED THAT the Plan is hereby amended as set forth below.
     1. Section 5(a)(v) of the Plan and subsection (v) in the first sentence of Section 6 are hereby deleted in their entirety.
     2. All references in the Plan to the “Pacific Exchange” are hereby deleted and the term “Nasdaq Stock Market, Inc.” is hereby substituted therefor.
     3. Section 10 of the Plan is deleted in its entirety and the following is substituted therefore:
Section 10. No Repricings. Notwithstanding anything to the contrary in this Plan, the purchase price of each share of Stock subject to an outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price (except as otherwise provided in Section 11 hereof relating to the adjustment of awards upon changes in capitalization of the Company).
     4. Except as hereby amended, the Plan remains in full force and effect.